UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2006

NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-1505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Cleveland, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
     On December 15, 2006, NMHG Holding Co. (the “Company”), a Delaware corporation and a wholly owned subsidiary of NACCO Industries, Inc. (“NACCO”), entered into an amendment (the “Third Amendment”), which amends the Company’s Amended and Restated Credit Agreement, dated December 19, 2005 (as amended, the “Credit Agreement”), with the Lenders, as defined in the Credit Agreement, and Citicorp North America, Inc., as administrative agent for the Lenders. The Third Amendment, among other things, modified the ERISA (as defined in the Credit Agreement) representations and warranties to make exception for certain non-material PBGC (as defined in the Credit Agreement) “reportable events” that could apply to actions taken by non-borrower ERISA Affiliates (as defined in the Credit Agreement) that are not reasonably expected to result in a liability in excess of $2 million to any borrower or ERISA Affiliate and to update the ERISA schedule as of December 15, 2006. In addition, the Third Amendment changed the reporting requirements to provide the Lenders with more information about changes to the borrowers’ benefit plans and, if applicable, funding status by changing the Company’s obligation to update schedules. The Third Amendment also provided a mechanism to allow the Company to update certain schedules to the Credit Agreement to the extent information previously disclosed has changed.
     The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference thereto.
Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                    Arrangements of Certain Officers.
     The disclosure set forth under Item 5.02 of the Current Report on Form 8-K filed by NACCO on December 11, 2006 is hereby amended to state that Robert M. Gates’ resignation from his position as a member of the Board of Directors of NACCO and his positions as chair of the Audit Review Committee, member of the Compensation Committee, member of the Nominating and Corporate Governance Committee and member of the Executive Committee of NACCO is effective December 18, 2006.

Item 9.01   Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of December 19, 2005, among NMHG Holding Co., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., the financial institutions from time to time a party thereto as Lenders, the financial institutions from time to time a party thereto as Issuing Bank, Citicorp North America, Inc., in its capacity as administrative agent for the Lenders and the Issuing Bank thereunder and Citigroup Global Markets Inc. as sole lead arranger and sole bookrunner.

10.2	Form of Award Agreement (NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
	By:	/s/ Kenneth C. Schilling Name: Kenneth C. Schilling Title: Vice President and Controller
Date: December 19, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of December 19, 2005, among NMHG Holding Co., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., the financial institutions from time to time a party thereto as Lenders, the financial institutions from time to time a party thereto as Issuing Bank, Citicorp North America, Inc., in its capacity as administrative agent for the Lenders and the Issuing Bank thereunder and Citigroup Global Markets Inc. as sole lead arranger and sole bookrunner.

10.2	Form of Award Agreement (NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan)